EXHIBIT 10.34

SECOND AMENDMENT TO DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

This SECOND AMENDMENT TO DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT (“Second Amendment Agreement”) is entered into on the 13th day of January, 2005.

BETWEEN:	FUNAI ELECTRIC CO., LTD., a corporation duly organized and existing under the laws of Japan and having its offices at 7-1, 7-Chome, Nakagaito, Daito, Osaka 574-0013, Japan.
(“FUNAI”)

AND:

INFOCUS CORPORATION, a corporation duly organized and existing under the laws of the State of Oregon, and having its principal place of business at 27700B SW Parkway Avenue, Wilsonville, Oregon 97070, USA.

(“INFOCUS”)

RECITALS:

(A)                                       FUNAI and INFOCUS entered into a Development, Purchase and License Agreement dated September 13, 2002 (the “Original Agreement”), as amended by an Amendment Agreement between the parties dated November 22, 2002;

(B)                                         Under Article 28.12 of the Original Agreement, any amendment to the Original Agreement is to be in writing and signed by an authorized representative of FUNAI and INFOCUS; and

(C)                                         FUNAI and INFOCUS wish to amend the payment and delivery terms under the Original Agreement, and have agreed to do so on the terms and conditions set out in this Second Amendment Agreement.

IT IS AGREED:

1.                                      Amendment of Article 13.2 of Original Agreement

Article 13.2 of the Original Agreement shall be deleted and replaced with the following:

“Payment – Standby Letter of Credit.  Subject to INFOCUS’ inspection and acceptance of Product, payment shall be 65 days from delivery at destination INFOCUS Logistics Center

(LC) in U.S.A., Europe or Asia, but no later than 105 days from delivery at FOB Hong Kong.  An irrevocable standby Letter of Credit with the effective period of 65 days in favor of Funai Electric Co., Ltd. Japan shall be instituted by INFOCUS Corporation on or before the expiration of 30 day period prior to delivery at FOB Hong Kong unless otherwise agreed in writing between INFOCUS and FUNAI. The parties shall share equally the cost of such letters of credit 50-50% with FUNAI reducing the price of products sold to INFOCUS to account for FUNAI’s 50% share.”

2.                                      Amendment of Article 15.1 of Original Agreement

Article 15.1 of the Original Agreement shall be deleted and replaced with the following:

“F.O.B. Destination.   Delivery of the Product(s), spare parts and accessories sold by FUNAI to INFOCUS shall be according to F.O.B. Hong Kong.  Risk shall be transferred to INFOCUS upon delivery at Hong Kong destination.  Title shall be transferred to INFOCUS upon delivery at destination INFOCUS Logistics Center (LC) in U.S.A., Europe or Asia.  FUNAI shall contract at its own expense for the carriage of the Products from a port of export.  Funai shall be responsible for all export taxes, providing supporting documentation for export clearance, required to deliver the Products to the port of export.”

3.                                      Effective Date

This Second Amendment Agreement shall take effect as of the date first written above.

4.                                      No Other Changes

Except as expressly amended in this Second Amendment Agreement, the Original Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF the parties have signed this Agreement on the date first written above.

FUNAI ELECTRIC CO., LTD.

By its authorized representative

Name:	/s/Yasuhito Ebine

Position:	General Manager, Sales & Marketing

INFOCUS CORPORATION

By its authorized representative

Name:	/s/ Margaret M. Cassidy

Position:	Director of Supply Chain Management